UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A

                Proxy  Statement  Pursuant  to Section  14(a) of the  Securities
               Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement          [_]  Soliciting Material Pursuant to
[_]  Confidential, For Use of the              SS.240.14a-11(c) or SS.240.14a-12
     Commission Only (as permitted
     by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials




                          Data Systems & Software Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)



--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

--------------------------------------------------------------------------------
1)   Title of each class of securities to which transaction applies:
--------------------------------------------------------------------------------
2)   Aggregate number of securities to which transaction applies:
--------------------------------------------------------------------------------
3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
--------------------------------------------------------------------------------
4)   Proposed maximum aggregate value of transaction:
--------------------------------------------------------------------------------
5)   Total fee paid:
--------------------------------------------------------------------------------
     [_] Fee paid previously with preliminary materials.

     [_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          1)   Amount Previously Paid:

--------------------------------------------------------------------------------
          2)   Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------
          3)   Filing Party:

--------------------------------------------------------------------------------
          4)   Date Filed:

--------------------------------------------------------------------------------

SEC 1913 (3-99)

                          DATA SYSTEMS & SOFTWARE INC.


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JUNE 21, 2001


     The Annual Meeting of Stockholders of Data Systems & Software Inc. (the "Company") will be held at The Courtyard by Marriott, 140 Route 17 South, Mahwah, New Jersey, on Thursday, June 21, 2001, at 9:30 a.m., for the following purposes:

          (1) To elect seven directors to hold office until the next annual meeting of stockholders and until their successors have been duly elected and qualified;

          (2) To approve an amendment to the 1994 Stock Incentive Plan to increase the number of shares subject thereto;

          (3) To approve an amendment to the 1994 Stock Option Plan for Outside Directors to increase the number of shares subject thereto; and

          (4) To consider and act upon such other and further matters as may properly come before the meeting or any postponements or adjournments thereof.

     Only stockholders of record at the close of business on April 25, 2001, are entitled to notice of and to vote at the meeting or any postponements or adjournments thereof.

     Regardless of how many shares you own, your vote is very important. WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE. No additional postage is required.

                                          BY ORDER OF THE BOARD OF DIRECTORS,

                                          SHELDON KRAUSE
                                          SECRETARY

May 25, 2001
Mahwah, New Jersey

                          DATA SYSTEMS & SOFTWARE INC.
                                  200 ROUTE 17
                            MAHWAH, NEW JERSEY 07430



                                 PROXY STATEMENT

     This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Data Systems & Software Inc., a Delaware corporation (the "Company" or "DSSI"), to be voted at the Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held at The Courtyard by Marriott, 140 Route 17 South, Mahwah, New Jersey, on Thursday June 21, 2001, at 9:30 a.m., and any postponements or adjournments thereof. This Proxy Statement and the accompanying materials are being mailed on or about May 25, 2001, to holders of record of the Common Stock, par value $.01 per share, of the Company (the "Common Stock") as of the record date.

     The record date (the "Record Date") for determining stockholders entitled to notice of, and to vote at, the Annual Meeting has been established as the close of business on April 25, 2001. On that date, 6,869,787 shares of Common Stock of the Company were outstanding and entitled to vote. Holders of record of Common Stock on the Record Date will be entitled to one vote for each share held on all matters properly brought before the Annual Meeting.

     The presence at the Annual Meeting, in person or represented by proxy, of a majority of the outstanding shares of Common Stock entitled to vote thereat will constitute a quorum for the transaction of business. If a share is deemed present at the Annual Meeting for any one matter, it will be deemed present for purposes of determining the presence of a quorum for all other matters presented to the meeting. Votes withheld from any nominee for election as a director, abstentions, and shares held by a nominee for a beneficial owner ("Broker Shares") that are voted on any matter which may come before the meeting will be deemed present for purposes of determining the presence of a quorum.

     All properly executed proxies delivered pursuant to this solicitation and not revoked will be voted at the Annual Meeting in accordance with the directions given. With respect to the election of directors, stockholders may vote in favor of all nominees, withhold their votes as to all nominees or withhold their votes as to specific nominees. Stockholders should specify their choices on the accompanying proxy card. If no specific instructions are given, the shares represented by a signed proxy will be voted FOR the election of all nominees for election as directors. Directors will be elected at the Annual Meeting by a plurality of the votes cast. Any stockholder of record returning the accompanying proxy may revoke such proxy at any time prior to its exercise by (i) giving written notice to the Company of such revocation, (ii) voting in person at the Annual Meeting or (iii) executing and delivering to the Company a later-dated proxy. Written revocations and later-dated proxies should be sent to Data Systems & Software Inc., 200 Route 17, Mahwah, New Jersey 07430, Attention:
Secretary.

     Commencing on June 11, 2001, an alphabetical list of the names and addresses of the stockholders of record of the Company as of the Record Date will be available at the principal executive offices of the Company, 200 Route 17, Mahwah, New Jersey 07430, for inspection by any stockholder during normal business hours for any purpose germane to the Annual Meeting.

           STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table and the notes thereto set forth information, as of March 31, 2001 (except as otherwise set forth herein), concerning beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of Common Stock by (i) each director of the Company, (ii) each of the executive officers of the Company named in the Summary Compensation Table under "Executive and Director Compensation," (iii) all executive officers and directors of the Company as a group and (iv) each holder of 5% or more of the Company's outstanding shares of Common Stock.

                                          Number of Shares of      Percentage of
Name and Address of                          Common Stock          Common Stock
Beneficial Owner(1)(2)                   Beneficially Owned(2)    Outstanding(2)
----------------------                   ---------------------    --------------
George Morgenstern                            683,104(3)               9.36%
Howard Gutzmer                                479,015(4)               6.97%
  5550 Oberlin Drive
  San Diego, CA 92121
Dimensional Fund Advisors Inc.                514,700(5)               7.49%
  1299 Ocean Avenue
  Santa Monica, CA 90401
Robert L. Kuhn                                372,656(6)               5.29%
Harvey Eisenberger                             10,000(7)                  *
Sheldon Krause                                 51,000(8)                  *
Susan L. Malley                                22,500(7)                  *
Hon. Maxwell M. Rabb                           50,000(7)                  *
Allen I. Schiff                                50,200(9)                  *
Yacov Kaufman                                 116,667(7)               1.70%
Frank Magnotti                                     --                    --
Shlomie Morgenstern                            29,167(7)
All executive officers and directors
  of the Company as a group (11 people)     1,385,294                 17.78%

----------
*    Less than 1%

(1)  Unless otherwise indicated, business address is in care of the Company.

(2) Unless otherwise indicated, each person has sole investment and voting power with respect to the shares indicated. For purposes of this table, a person or group of persons is deemed to have "beneficial ownership" of any shares as of a given date which such person has the right to acquire within 60 days after such date. Percentage information is based on the number of Shares outstanding as of the Record Date.

(3) Consists of (i) 255,854 shares held by Mr. Morgenstern, including 20,000 shares received by Mr. Morgenstern pursuant to a restricted stock grant which are not yet fully vested, and (ii) 427,250 currently exercisable options held by Mr. Morgenstern.

(4) As of December 31, 1999, based on information in a Schedule 13G filed on May 2, 2000.

(5) As of December 31, 2000, based on information in a Schedule 13G filed on February 2, 2001.

(6) Consists of 192,656 shares and 180,000 currently exercisable options held by Dr. Kuhn.

(7)  Consists of currently exercisable options.

(8) Consists of 1,000 shares and 50,000 currently exercisable options held by Mr. Krause.

(9) Consists of 200 shares and 50,000 currently exercisable options held by Dr. Schiff.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

     The Board of Directors of the Company is currently comprised of seven members. The entire Board of Directors of the Company is to be elected at the Annual Meeting. The Board of Directors has nominated the seven current directors, George Morgenstern, Robert L. Kuhn, Harvey Eisenberger, Sheldon Krause, Maxwell M. Rabb, Allen I. Schiff and Susan L. Malley, for election as directors at the Annual Meeting. All nominees have consented to be named and serve if elected.

     With respect to the election of directors, stockholders may vote in favor of all nominees, withhold their votes as to all nominees or withhold their votes as to specific nominees. Stockholders should specify their choices on the accompanying proxy card. If no specific instructions are given, the shares represented by a signed proxy will be voted FOR the election of all nominees for election as directors. If any nominee becomes unavailable for any reason to serve as a director at the time of the Annual Meeting (which event is not anticipated), proxies will be voted in the discretion of the persons acting pursuant to the proxy for any nominee who shall be designated by the current Board of Directors as a substitute nominee. Only persons nominated in accordance with the notice requirements of the Company's By-laws are eligible for election as directors of the Company. Directors will be elected at the Annual Meeting by a plurality of the votes cast (i.e., the seven nominees receiving the greatest number of votes will be elected as directors).

CERTAIN INFORMATION REGARDING DIRECTORS AND OFFICERS

     Set forth below is certain information concerning the nominees for director and the executive officers of the Company:

Name                  Age   Position
----                  ---   --------

George Morgenstern    67    Director; Chairman of the Board, President and Chief
                            Executive Officer of DSSI; Chairman of the Board and
                            Acting President of the Company's Decision Systems
                            Israel Ltd. subsidiary ("DSI Israel"); Chairman of the Board of the Company's Comverge Technologies,
                            Inc. subsidiary ("Comverge")

Robert L. Kuhn        56    Director; Vice Chairman of the Board of DSSI

Harvey Eisenberger    56    Director

Sheldon Krause        46    Director and Secretary

Susan L. Malley       52    Director

Maxwell M. Rabb       90    Director

Allen I. Schiff       55    Director

Yacov Kaufman         43    Vice President and Chief Financial Officer of DSSI;
                            Vice President and Chief Financial Officer of DSI
                            Israel; Chief Financial Officer of Comverge

Frank Magnotti        40    President of Comverge

Joseph D. Esteves     40    Executive Vice President of Comverge

Shlomie Morgenstern   38    Vice President--Operations

     GEORGE MORGENSTERN has been Chairman of the Board since June 1993, and has been President and Chief Executive Officer of DSSI since its incorporation in 1986. Mr. Morgenstern also serves as Chairman of the Board and Acting President of DSI Israel, and as Chairman of the Board of Comverge.

     ROBERT L. KUHN has been a director of DSSI since 1986 and Vice Chairman of the Board of DSSI since 1994. Since 1991, Dr. Kuhn has been President of Geneva Financial Corporation, a company specializing in mergers and acquisitions.

     HARVEY EISENBERGER has been a director of the Company since 1994. Since March 1997, Mr. Eisenberger has been employed by the Company in an administrative capacity. From 1986 to March 1997, Mr. Eisenberger was an account executive with a New York investment firm.

     SHELDON KRAUSE has served as Secretary of the Company since 1986 and as a director since 1994. Since 1987, Mr. Krause has been engaged in the private practice of law in New York City and is currently a member of the firm of Ehrenreich Eilenberg & Krause LLP. From 1981 to 1986, Mr. Krause was associated with the New York law firm of Cravath, Swaine & Moore. Mr. Krause is the son-in-law of George Morgenstern, Chairman of the Board, President and Chief Executive Officer of the Company.

     SUSAN L. MALLEY has been a director of the Company since March 1998. Dr. Malley has served since 1995 as President and Chief Investment Officer of Malley Associates Capital Management, an asset management firm which Dr. Malley founded. From 1995 to January 2001, Dr. Malley was also a Professor of Finance at the Hofstra University School of Business. From 1990 until 1995, Dr. Malley was Co-Chair of the Board of Directors and Chief Investment Officer of Citicorp Investment Services, a retail brokerage subsidiary of Citibank, N.A.

     HON. MAXWELL M. RABB has been a director of the Company since 1992. Ambassador Rabb has been Of Counsel to the law firm of Kramer, Levin, Naftalis & Frankel since 1991 and was Of Counsel to the law firm of Stroock & Stroock & Lavan from 1989 to 1991. From 1981 to 1988, Ambassador Rabb was United States Ambassador to Italy.

     ALLEN I. SCHIFF has been a director of the Company since 1992. Since 1978, Dr. Schiff has been a Professor of Accounting at Fordham University Graduate School of Business Administration, serving as Chairman of the Accounting Department from 1981 to 1983 and from 1985 to 1990.

     YACOV KAUFMAN has been Vice President and Chief Financial Officer of DSSI since February 1996. Mr. Kaufman has also served as a Vice President of DSI Israel since 1992 and as Chief Financial Officer of DSI Israel since 1990, having served as Controller of DSI Israel since 1986. Mr. Kaufman also serves as Chief Financial Officer of Comverge.

     FRANK MAGNOTTI has been the President of Comverge since October 1997. From 1993 to 1997, Mr. Magnotti was the founder and General Manager of the Utility Solutions Division of Lucent Technologies, Inc.

     JOSEPH D. ESTEVES has been the Executive Vice President of Comverge since March 2001. From 1995 to March 2001, Mr. Esteves served as an officer of UBS Warburg and its predecessor Union Bank of Switzerland, most recently serving as Executive Director of Global Power & Pipelines. From 1991 to 1995 Mr. Esteves served as a Vice President of Goldman, Sachs & Co., and from 1986 to 1991 he served as a Vice President of Salomon Brothers.

     SHLOMIE MORGENSTERN has been Vice President--Operations of the Company since February 2000. Mr. Morgenstern also serves as President of the Company's Databit subsidiary. Since 1996, Mr. Morgenstern has been employed by the Company in various administrative capacities. Mr. Morgenstern is the son of George Morgenstern, Chairman of the Board, President and Chief Executive Officer of the Company.

MEETINGS OF THE BOARD OF DIRECTORS

     During 2000, the Board of Directors of the Company met four times and acted by written consent three times. Each person who served as a director in 2000 attended at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors held during 2000 and (ii) the total number of meetings held during 2000 by each committee of the Board of Directors on which such director served.

INFORMATION CONCERNING CERTAIN COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors of the Company has a standing Audit Committee comprised of Dr. Schiff, who serves as Chairman, Dr. Malley and Mr. Krause. During 2000, the Audit Committee met seven times.

     In accordance with recently adopted Nasdaq rules, the Company has adopted a formal written audit committee charter setting forth the responsibilities of the Audit Committee, a copy of which is attached as Appendix A to this Proxy Statement. The Audit Committee is charged with assisting the directors in fulfilling their responsibilities to stockholders and others relating to the corporate accounting and reporting practices of the Company and the quality and integrity of the financial reports of the Company. The Audit Committee is responsible for selecting, evaluating and replacing the independent auditors and with overseeing the independence of the auditors. The Audit Committee reviews with the Company's independent auditors the Company's accounting practices and policies; reviews the report of the Company's independent auditors on the Company's year-end financial statements; examines from time to time, in consultation with the Company's financial officers and its independent auditors, the Company's overall accounting and financial controls; and is available to the Company's independent auditors for consultation. The Audit Committee must have at least three members, all of whom must be independent and must be financially literate. At least one member of the Audit Committee must have a background in finance or accounting. Dr. Schiff, Dr. Malley and Mr. Krause currently serve on the Audit Committee, with Dr. Schiff acting as Chairman. All the members of the Audit Committee have the requisite financial literacy and accounting or finance background. Mr. Krause, who is not independent of management as defined in the Nasdaq rules, may remain on the Audit Committee until June 14, 2001.

     The Board of Directors has also established a Compensation and Stock Option Committee (the "Compensation Committee") which administers the Company's stock-based compensation plans and approves awards of stock options and other stock-based compensation, as well as reviewing and approving the employment terms and compensation of executive officers of the Company. Dr. Schiff, Dr. Malley and Mr. Krause currently serve on the Compensation Committee, with Dr. Schiff acting as Chairman. Ambassador Rabb serves on the Compensation Committee as an alternate member. During 2000, the Compensation Committee met three times and acted by written consent four times.

     The Board of Directors does not have a nominating committee.


                       EXECUTIVE AND DIRECTOR COMPENSATION

COMPENSATION OF DIRECTORS

     Each director of the Company is generally paid $1,000 for each Board or committee meeting which such director attends and is reimbursed for associated out-of-pocket expenses. Dr. Schiff is paid $24,000 per annum for his service as Chairman of the Audit Committee and Compensation Committee, plus additional amounts in the event of special committee assignments, and was paid a total of $31,000 in 2000 in connection with his service on the Board of Directors and Board committees. Dr. Kuhn was paid an additional $50,000 in 2000 in connection with his service as Vice Chairman of the Company. Dr. Malley was paid a total of $14,000 in 2000 in connection with her service on the Board of Directors and

Board committees. Mr. Eisenberger was paid a total of $11,000 in 2000 in connection with his service on the Board of Directors.

     In addition to the directors' fees described above, at the last Annual Meeting of Stockholders each member of the Board of Directors who was not an employee of the Company (Mr. Krause, Ambassador Rabb, Dr. Malley and Dr. Schiff) was granted options to purchase 7,500 shares of Common Stock at an exercise price of $4.69 per share (the fair market value of the Common Stock on such date). These options were granted pursuant to the Company's 1994 Stock Option Plan for Outside Directors described below.

     The Company's 1994 Stock Option Plan for Outside Directors provides for awards of non-qualified options to directors of the Company who are not employees of the Company or its affiliates and who meet certain other eligibility criteria. Pursuant to the plan, (i) upon first election or appointment to the Board of Directors, each newly elected eligible director is granted an option to purchase 7,500 shares of Common Stock and (ii) immediately following each Annual Meeting of Stockholders of the Company, each eligible director will generally be granted an option to purchase 7,500 shares of Common Stock. Options granted under the plan have an exercise price per share equal to the fair market value of the Common Stock on the date of issuance and are exercisable beginning on the first anniversary of the date of the grant until the earliest of (i) ten years from the date of grant and (ii) one year from the date on which an optionee ceases to be a director. The maximum number of shares of Common Stock in respect of which awards may be granted under the plan is 200,000 (400,000 if the 1994 Stock Option Plan for Outside Directors is amended, as described below), of which 177,500 non-expired options have been granted to date.

     In addition to serving as a director of the Company, Mr. Eisenberger also serves as an employee of the Company's Comverge subsidiary and was paid approximately $92,000 during 2000 in connection with such employment.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The mandate of the Compensation Committee of the Board of Directors of the Company encompasses all matters related to compensation, including determination of stock option and other stock-based compensation and review and approval of employment terms and compensation of executive officers. Certain matters related to the compensation of the Chief Executive Officer are also considered by the full Board of Directors.

     The following persons served both as members of the Board of Directors and officers or employees of the Company in 2000: George Morgenstern (Chairman of the Board, President and Chief Executive Officer), Dr. Kuhn (Vice Chairman of the Board), Mr. Krause (Secretary) and Mr. Eisenberger, who is employed by the Company's Comverge subsidiary. During 2000, no member of the Board of Directors who was also an officer of the Company participated in any deliberations of the Board of Directors or any committee thereof relating to his own compensation or to the compensation of any person to whom he is related. Except as described above, each member of the Board of Directors participated in 2000 in deliberations of the Board of Directors concerning executive officer compensation. For information concerning transactions with the Company in which directors or officers may be deemed to have an interest, see "Certain Relationships and Related Transactions" below.

EMPLOYMENT ARRANGEMENTS

     George Morgenstern serves as Chairman of the Board, President and Chief Executive Officer of the Company pursuant to an employment agreement which commenced on January 1, 1997 and was amended in March 2001 to extend through December 31, 2002 (the "Employment Agreement"). The Employment Agreement provides for a base salary of $420,000 per annum (currently $448,000 due to cost of living adjustments), subject to annual review by the Board and an annual cost of living adjustment, plus contributions to a nonqualified retirement fund equal to 25% of his base salary. Mr. Morgenstern's compensation pursuant to the Employment Agreement also includes the use of two company automobiles, premium payments on a life insurance policy owned by Mr. Morgenstern and other fringe benefits.

     Pursuant to the Employment Agreement, Mr. Morgenstern may at any time prior to December 31, 2002, elect to terminate his employment with the Company and thereafter to continue to serve the Company as a consultant for a period (the "Consulting Period") ending on December 31 of the seventh year following the year in which he first commences to serve as a consultant. During the Consulting Period, Mr. Morgenstern would be entitled to receive an annual consulting fee plus contributions to a nonqualified retirement fund and fringe benefits on the same basis as during the term of his employment as described above. Mr. Morgenstern's annual consulting fee during the Consulting Period would be equal to 50% of his annual salary in effect immediately prior to the Consulting Period through the end of the fourth full calendar year of the Consulting Period, and 25% of such annual salary for the remainder of the Consulting Period (subject in all cases to an annual cost of living adjustment). However, if Mr. Morgenstern elects to become a consultant following a breach by the Company of its obligations under the Employment Agreement or following a change in control of the Company (as defined in the Employment Agreement), Mr. Morgenstern would be entitled to receive his full annual salary until December 31, 2002, and thereafter to receive an annual consulting fee as described above for the balance of the Consulting Period. The Company is obligated under the Employment Agreement to fund at the beginning of the Consulting Period all amounts to become payable to Mr. Morgenstern for consulting services and to fund upon his death all amounts payable to his estate. During the term of the Employment Agreement (including any Consulting Period), Mr. Morgenstern may not engage in a business that is in substantial and direct competition with the business of the Company or any of its subsidiaries.

     In addition to the compensation provided for Employment Agreement, in January 2000 the Company awarded Mr. Morgenstern a bonus in the amount of $550,000, at least half of which was required to be used to reduce the balance of his outstanding loan from the Company discussed below under "Certain Related Party Transactions." The Board also approved an additional bonus of up to $300,000, $150,000 of which would have been payable only upon completion of an equity financing of the Company's Comverge subsidiary of at least $10 million by December 31, 2000 (which condition was not satisfied), and $150,000 of which is payable only if Mr. Morgenstern remains employed full-time as President and Chief Executive Officer of the Company through December 31, 2001. Under terms approved by the Board, at least one-half of any bonus paid was required to be used to reduce any then outstanding balance of the Company's loan to Mr. Morgenstern. In February, the Board of Directors approved a purchase by the Company of an aggregate of up to $300,000 of the Common Stock from Mr. Morgenstern at fair market value, provided that the proceeds from such purchases be applied to reduce the balance of his loans. The loans were fully repaid during the first quarter of 2000 from the bonus and from the proceeds of sales by Mr. Morgenstern of Common Stock to the Company on February 2, 2000 and March 2, 2000 at then current market prices.

     Yacov Kaufman serves as Vice President and Chief Financial Officer of the Company and of DSI Israel pursuant to an employment agreement entered into with the Company on January 1, 1999. Although the employment agreement with Mr.
Kaufman expired by its terms on December 31, 2000 and has not been formally renewed, the Company continues to employ Mr. Kaufman, and Mr. Kaufman continues to serve as Vice President and Chief Financial Officer of the Company and of DSI Israel, pursuant to the terms of such employment agreement.

     The stock option agreements with the Company's executive officers generally provide for accelerated vesting in the event of a change in control of the Company.

EXECUTIVE COMPENSATION

     The following table sets forth for the periods indicated information concerning the compensation of the Chief Executive Officer and the three other officers of the Company who received in excess of $100,000 in salary and bonus during 2000.


                           SUMMARY COMPENSATION TABLE

                                                                       Long Term                  All Other
                                  Annual Compensation             Compensation Awards          Compensation ($)
                                  --------------------      -------------------------------    ----------------
                                                                                 Securities
Name and                                                    Restricted Stock     Underlying
Principal Position       Year     Salary ($) Bonus ($)         Awards ($)        Options (#)
------------------       ----     ---------- ---------      ----------------     -----------
George Morgenstern       1998      427,600        --           435,000(1)            --              146,000
Chief Executive Officer  1999      434,700        --              --                 (2)             195,300
                         2000      446,600     550,000                                               193,900(3)

Yacov Kaufman            1998      124,200        --              --                 --               25,700
Chief Financial Officer  1999      127,200        --              --                 (2)              22,000
                         2000      150,000      32,000            --                                  27,400(4)

Shlomie Morgenstern      1998      122,700        --              --                 --                 --
Vice President           1999      131,400        --              --                 --                 --
                         2000      160,000      100,000           --                 --                 --

Frank Magnotti           1998      143,500        --              --                 --                 --
President, Comverge      1999      158,000        --              --                 --                 --
Technologies, Inc.       2000      175,400        --              --                 --                 --

-------------

(1) Represents the fair market value of 155,000 shares of Common Stock awarded in a restricted stock award pursuant to the Company's 1994 Stock Incentive Plan, valued at the market price for the Common Stock on the date of the award. The shares vested over a two-year period, commencing August 1998.

(2) In 1999, each of Mr. Morgenstern and Mr. Kaufman was awarded options to purchase shares which after the combination of the Company's Comverge and Powercom subsidiaries represented 0.5% of the outstanding stock of Comverge, each at an aggregate exercise price of $9,925. Mr. Morgenstern also serves as Chairman of Comverge, and Mr. Kaufman also serves as CFO of Comverge.

(3) Consists of (i) $111,640 in contributions to a non-qualified retirement fund, (ii) $24,250 in life insurance premiums, (iii) $42,260 paid for accrued vacation, (iv) $6,000 in director's fees and (v) $9,750 with respect to the imputed value of automobile fringe benefits.

(4) Represents primarily contributions to severance and pension funds. These contributions are made on substantially the same basis as those made on behalf of all Israeli employees.

     The following tables summarize (i) the options granted in 2000 to the executive officers named in the Summary Compensation Table above, (ii) the potential value of these options at the end of the option term assuming certain levels of appreciation of the Company's Common Stock, (iii) the number of shares acquired by such named executive officers upon the exercise of options in 2000 and the value realized thereon, and (iv) the number and value of all options held by such executive officers at the end of 2000.

                            OPTION/SAR GRANTS IN 2000

                                                                                            Potential Realizable Value
                                                                                            at Assumed Annual Rates of
                                                                                             Stock Price Appreciation
                                                Individual Grants(1)                           for Option Terms(2) .
                             -----------------------------------------------------------    --------------------------

                                              % of Total
                               Number of       Options
                              Securities      Granted to
                              Underlying     Employees in                   Exercise or
                                Options      Fiscal Year     Base Price      Expiration
Name                          Granted (#)        (%)          ($/Share)         Date          5% ($)         10% ($)
----                          -----------    ------------    ----------     -----------       ------         -------
Yacov Kaufman                  20,000(3)         4.9%          $6.375         5/17/05         35,226          77,840
George Morgernstern            97,250(3)        23.6%          $6.375         5/17/05         174,583        386,817

-------------

(1)  The Company did not grant any stock appreciation rights (SARs) in 2000.

(2) The dollar amounts under these columns are the result of calculations at the 5% and 10% compounded annual appreciation rates prescribed by the Securities and Exchange Commission and, therefore, are not intended to forecast possible future price appreciation, if any, of the Common Stock.

(3) These options represent extensions of options previously granted and scheduled to expire in April 2000. Such options were extended under their original terms. These extended options became exercisable on December 31, 2000.


                       AGGREGATED OPTION EXERCISES IN 2000
                     AND FISCAL YEAR END STOCK OPTION VALUES

                            Number of
                              Shares                    Number of Securities Underlying
                             Acquired                         Unexercised Options             Value of Unexercised
                               Upon       Value                 at Year End (#)           In-the-Money Options ($) (1)
                             Exercise    Realized       -------------------------------   ----------------------------
           Name                (#)         ($)          Exercisable       Unexercisable   Exercisable   Unexercisable
           ----             ---------    --------       -----------       -------------   -----------   -------------
George Morgenstern              -            -            347,250            100,000           -               -
Yacov Kaufman                   -            -            116,667            33,333         73,080          49,200
Shlomie Morgernstern          7,500       13,639          29,167             13,333          3,263          17,013

----------
(1) Based on the closing price for the Common Stock on December 31, 2000, of $4.188.

CERTAIN RELATED PARTY TRANSACTIONS

     During 1996 and 1997, the Company made a loan to George Morgenstern, its Chairman, President and Chief Executive Officer. The principal of and interest on such loan was payable in installments as follows: (i) 105 bi-weekly payments of $3,000 each, commencing January 1998, (ii) four annual payments of $72,000 each, commencing December 1998, and (iii) a final payment on December 31, 2001 in an amount equal to the then remaining outstanding balance of the loan plus accrued and unpaid interest. In addition, in 1998, the Company made a loan to Mr. Morgenstern in the amount of $63,000 in connection with the payment of income tax relating to the vesting of a restricted stock award. During 2000, the highest total aggregate balance of loans to Mr. Morgenstern was $511,000. The loans were fully repaid during the first quarter of 2000.

     During 2000, the Company paid approximately $474,000 for legal services rendered and reimbursement of out-of-pocket expenses to Ehrenreich Eilenberg & Krause LLP, a law firm in which Sheldon Krause, a director and Secretary of the Company, is a member. Such fees related to services rendered by Mr. Krause and other members and employees of his firm, as well as certain special and local counsel retained and supervised by his firm who performed services on behalf of the Company. Mr. Krause is the son-in-law of George Morgenstern, Chairman, President and Chief Executive Officer of the Company.

     As reported on the Summary Compensation Table above, Shlomie Morgenstern, the son of George Morgenstern, Chairman, President and Chief Executive Officer of the Company, received compensation during 2000 in connection with his position as Vice President--Operations.

     In March 2001, the Company retained Malley Associates Capital Management, an asset management firm that is controlled by Susan L. Malley, a director of the Company, to provide discretionary asset management services to the Company with respect to $2 million of the Company's funds. Investments may include fixed income government and corporate securities, money market mutual funds, short-term money market instruments and equity securities. Investments to date have been limited to debt securities and commercial paper. The agreement provides for a management fee of 1% per annum of the amount under management.


                  COMPENSATION REPORT OF THE BOARD OF DIRECTORS

     The goals of the Company's compensation policy are to (i) attract, retain and reward executives who contribute to the overall success of the Company by offering compensation that is competitive, (ii) motivate executives to achieve the Company's business objectives and (iii) align the interests of executives with the long-term interests of stockholders. The Board of Directors believes that there is necessarily an element of subjectivity in establishing compensation levels for the Company's executives and does not follow specific objective performance criteria when establishing such compensation levels.

     Compensation decisions with respect to executive officers, other than the chief executive officer, have been based upon the recommendation of the chief executive officer. In 2000, the Company raised Yacov Kaufman's base salary to $150,000, representing a $23,000 increase over Mr. Kaufman's 1999 base salary, in order (i) to recognize Mr. Kaufman's long-term service to the Company, (ii) to compensate him for his increased responsibilities within the Company and DSI Israel, as well as in connection with his duties as CFO of Comverge, which represents the Company's current strategic focus and (iii) to incentivise him to remain with the Company given his key role in the affairs of the Company. Additionally, in 2000 the Company granted Mr. Kaufman a $32,000 bonus to recognize his role in facilitating the sale of the Company's interest in Tower Semiconductor Ltd.

     In 2000, Shlomie Morgenstern was appointed Vice President--Operations, and in recognition of the increased responsibilities that were part of his new position, the Company raised Mr. Morgenstern's base salary to $160,000. Additionally, in 2000 the Company granted a $100,000 bonus to Mr. Morgenstern to recognize Mr. Morgenstern's role in increasing the value of the CinNetic division of the Company's International Data Operations, Inc. subsidiary, and in facilitating its sale.

     In 2000, Frank Magnotti's base salary was raised to $175,400, reflecting increased duties and responsibilities as Comverge expanded its activities with the acquisition of the Scientific-Atlanta Control Systems business division.

     During 2000, George Morgenstern, Chairman, President and Chief Executive Officer of the Company, was paid pursuant to an employment agreement previously entered into with the Company. In addition, the Company granted a $550,000 bonus to Mr. Morgenstern to recognize Mr. Morgenstern's role in facilitating the sale of the Company's interest in Tower Semiconductor Ltd., as well as in the Company's acquisition of the Scientific-Atlanta Control Systems business division. At least half of the $550,000 bonus was required to be used to reduce the balance of his outstanding loan from the Company, and the loan was fully repaid during the first quarter of 2000. The Board also approved an additional bonus of up to $300,000 (the "Additional Bonus"), $150,000 of which would have been payable only upon completion of an equity financing of the Company's Comverge subsidiary of at least $10 million by December 31, 2000 (which condition was not satisfied), and $150,000 of which is payable to Mr. Morgenstern only if he remains employed full-time as President and Chief Executive Officer of the Company through December 31, 2001. One half of the Additional Bonus was meant to provide Mr. Morgenstern with additional incentive to facilitate a Comverge financing and to reward him if successful, and one half of the Additional Bonus is meant to provide Mr. Morgenstern with an incentive to maintain his full-time employment with the Company and not elect consulting status, for which Mr. Morgenstern is eligible under his employment agreement.

     The Board believes that the use of stock options and other stock-based compensation to compensate executive officers encourages and rewards effective management that results in long-term corporate financial success, as measured by stock price appreciation. The Board further believes that such use aligns the interests of the Company's executives with those of the Company's stockholders. No new grants were made in 2000, except that 20,000 options that were previously granted to Mr. Kaufman and 97,250 options that were previously granted to George Morgenstern, all of which were scheduled to expire in April 2000, were extended on their original terms, including exercise price, together with all options of employees of the Company which were expiring at the same time. In extending the options, the Compensation Committee expressed its view that extending these options on their original terms was in furtherance of the Company's overall compensation goals.


                                                 BOARD OF DIRECTORS

                                                 George Morgenstern
                                                 Robert L. Kuhn
                                                 Harvey Eisenberger
                                                 Sheldon Krause
                                                 Susan L. Malley
                                                 Maxwell M.  Rabb
                                                 Allen I.  Schiff

                             AUDIT COMMITTEE REPORT

     The Audit Committee is composed of three directors and operates under a written charter adopted by the Board, and included as Appendix A to this Proxy Statement.

     Management is responsible for the Company's internal controls and financial reporting process. The external auditors are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

     In this context, the Audit Committee has met and held discussions with management and the external auditors. Management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee reviewed and discussed the consolidated financial statements with management and the external auditors prior to their issuance. The Audit Committee discussed with the external auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

     The Company's external auditors also provided to the Audit Committee the disclosures required by Independent Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the external auditors that firm's independence.

     Based on the Audit Committee's discussion with management and the external auditors and the Audit Committee's review of the representation of management and the external auditors to the Audit Committee, the Audit Committee recommended to the Board, and the Board approved, the inclusion of the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2000. The Audit Committee and the Board have also approved the selection of the Company's external auditors.

                                                    AUDIT COMMITTEE


                                                    Allen I.  Schiff
                                                    Susan L. Malley
                                                    Sheldon Krause

                          STOCK PRICE PERFORMANCE GRAPH

     The following stock price performance graph compares the cumulative total return of the Company's Common Stock, during the period December 31, 1995 to December 31, 2000, to the cumulative total return during such period of (i) the Nasdaq Stock Market Index (United States and Foreign) and (ii) the Nasdaq Computer & Data Processing Stock Index.


                                        COMPARISON OF CUMULATIVE TOTAL RETURN
---------------------------------------- ------------ ------------ ----------- ------------ ------------ -----------

                                            12/29/95  12/31/96     12/31/97    12/31/98     12/31/99     12/29/00
                                            --------  --------     --------    --------     --------     --------
---------------------------------------- ------------ ------------ ----------- ------------ ------------ -----------
DSSI                                     100          81.257       60.714      37.500       48.214       59.829
---------------------------------------- ------------ ------------ ----------- ------------ ------------ -----------

Nasdaq Computer & Data Processing        100          141.696      169.973     309.778      635.130      353.691
Stock Index
---------------------------------------- ------------ ------------ ----------- ------------ ------------ -----------

Nasdaq Stock Market Index                100          122.706      149.254     208.405      386.769      234.811
---------------------------------------- ------------ ------------ ----------- ------------ ------------ -----------


      COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the Company's executive officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). These persons are also required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of such forms received by it, or written representations from certain reporting persons, the Company believes that during 2000 all applicable filing requirements were complied with by its executive officers and directors.

                                   PROPOSAL 2

              AMENDMENT OF THE COMPANY'S 1994 STOCK INCENTIVE PLAN

     The Board of Directors of the Company has adopted, subject to stockholder approval, an amendment (the "Incentive Plan Amendment") to the Company's 1994 Stock Incentive Plan (the "Stock Incentive Plan"), as amended, authorizing the issuance of an additional 250,000 shares under such plan, thereby increasing the aggregate number of shares issuable under such plan from 1,350,000 to 1,600,000.

     Options to purchase 1,332,500 shares of the Company's Common Stock have been granted under the Stock Incentive Plan, and 500,000 of such options have expired. Of such options that have not expired, 7,500 have been exercised. Additionally, 255,000 shares of restricted stock have been issued under the Stock Incentive Plan, all of which have been issued to George Morgenstern. Prior to the adoption of the Incentive Plan Amendment, there were only 262,500 shares available for issuance under the Stock Incentive Plan. As amended by the Incentive Plan Amendment, subject to stockholder approval, an aggregate of 512,500 shares would be available for issuance under the Stock Incentive Plan.

     The adoption of the Incentive Plan Amendment by the Board of Directors reflects a determination by the Board that ensuring the continued availability of a sufficient number of options available for grant under the Stock Incentive Plan is important to the Company's ongoing and continuing efforts to attract and retain key senior management personnel and align the interest of the Company's executive officers with that of its stockholders.

     The Stock Incentive Plan is an integral part of the Company's stock-based compensation structure and has been used for grants to senior executives. The 825,000 unexercised, non-expired options that have been granted under the Stock Incentive Plan include (i) an aggregate of 605,000 options granted to the all executives named in the Summary Compensation Table under "Proposal 1--Election of Directors--Executive Compensation" at a weighted average exercise price of $5.522 per share (440,000 to George Morgenstern to purchase shares at a weighted average exercise price of $6.418 per share, 130,000 to Mr. Kaufman to purchase shares at a weighted average exercise price of $3.117 per share, and 35,000 to Shlomie Morgenstern to purchase shares at a weighted average exercise price of $3.196 per share), and (ii) an aggregate of 220,000 options granted to current members of the Board of Directors who are not executive officers of the Company to purchase shares at a weighted average exercise price of $6.477 per share (200,000 to Dr. Kuhn to purchase shares at an exercise price of $6.75 per share, and 20,000 to Mr. Eisenberger to purchase shares at a weighted exercise price of $3.75 per share).

     Since the granting of options under the Stock Incentive Plan is discretionary, the Company cannot at present determine the number of options that will be granted in the future to any person or group of persons or the terms of any future grant. Future option grants and the terms thereof will be determined by the Compensation Committee in accordance with the terms of the Stock Incentive Plan.

     No options have been granted under the Stock Incentive Plan to employees who are not directors or executive officers of the Company. Options granted to nonmanagement employees are made under the Company's 1995 Stock Option Plan for Nonmanagement Employees.

     Set forth below is certain information concerning the Stock Incentive Plan. A copy of the Stock Incentive Plan is available upon written request to the Company.

GENERAL

     AUTHORIZED SHARES. The maximum number of shares of Common Stock in respect of which awards may be granted under the Stock Incentive Plan is currently 1,350,000 (1,600,000 if the Incentive Plan Amendment is approved) of which no more than 500,000 may be granted as restricted stock or delivered in payment of restricted stock units. Shares of Common Stock subject to awards that are forfeited, terminated, canceled or settled without the delivery of Common Stock will again be available for awards. Also, shares tendered to the Company in satisfaction or partial satisfaction of the exercise price of any award will increase the number of shares available for awards under the Stock Incentive Plan to the extent permitted by Rule 16b-3 under the Exchange Act.

     ELIGIBILITY. Officers and employees of the Company and its existing or future subsidiaries, as well as other individuals who perform services for the Company, including consultants, who can make substantial contributions to the successful performance of the Company are eligible to participate in the Stock Incentive plan.

     ADMINISTRATION.   The  Stock   Incentive  Plan  is   administered   by  the
Compensation Committee. No person eligible to participate in the Stock Incentive Plan may serve on the Compensation Committee.

     The Stock Incentive Plan may be amended or terminated at any time by the Board of Directors, except that no amendment may be made without stockholder approval if the Compensation Committee determines that such approval is necessary to comply with any tax or regulatory requirement (including any approval requirement which is a prerequisite for exemptive relief from Section 16 of the Exchange Act) with which the Compensation Committee determines that it is desirable to comply.

     AWARDS. The Stock Incentive Plan gives the Compensation Committee authority to grant stock options and other stock-based awards, including stock appreciation rights, restricted stock and restricted stock units, and performance awards. To date, only stock option grants and restricted stock awards have been made under the plan.

     STOCK OPTIONS. Stock options may be granted under the Stock Incentive Plan at the discretion of the Compensation Committee. Options granted under the plan may be either incentive stock options, as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or options which do not qualify as incentive stock options ("nonqualified stock options"). The exercise price of a nonqualified stock option granted under the plan may not be less than 85% of the fair market value of the Common Stock on the date of grant and the exercise price of an incentive stock option granted under the plan may not be less than 100% of the fair market value of the Common Stock on the date of grant. Subject to the foregoing, the Compensation Committee has discretion to fix the exercise price of such options. The Compensation Committee also has broad discretion as to the terms and conditions upon which options shall be exercisable.

     The exercise price of options may be satisfied in cash or, in the discretion of the Compensation Committee, by exchanging shares of Common Stock owned by the optionee, or by a combination of cash and shares of Common Stock. The ability to pay the option exercise price in shares of Common Sock would, if permitted by the Compensation Committee, enable an optionee to engage in a series of successive stock-for-stock exercises of an option and thereby fully exercise an option with little or no cash investment.

     In the event that a participant is permitted to and does exercise an option granted under the Stock Incentive Plan by delivering shares of Common Stock, the Compensation Committee is authorized to grant or provide for the automatic grant of Restoration Option to such optionee, subject to the satisfaction of such conditions or criteria as the Compensation Committee shall establish from time to time. A Restoration Option shall entitle the participant to purchase a number of shares of Common Stock equal to the number of such shares surrendered in payment of the exercise price of the original option, at a per share exercise price equal to not less than 100% of the per share fair market value of the Common Stock on the date of grant of such Restoration Option. Restoration Options shall have a term not longer than the term remaining on the original option and shall contain such other terms and conditions as the Compensation Committee shall determine.

     STOCK APPRECIATION RIGHTS. Stock appreciation rights may be granted in conjunction with or unrelated to options and, if in conjunction with an outstanding option, may be granted at the time of such option grant or thereafter, at the exercise price of the option. Upon the exercise of a stock appreciation right with respect to a share of Common Stock, a participant would be entitled to receive the excess of the fair market value of such share over the exercise price of such right. No stock appreciation right shall be exercisable for six months after grant. The Compensation Committee has the authority to determine whether the value of a stock appreciation right is paid in cash or shares of Common Stock or a combination of both.

     PERFORMANCE AWARDS. The Compensation Committee also has discretion to make contingent grants of performance awards which are earned to the extent performance goals established by the Compensation Committee are achieved over a period of time specified by the Compensation Committee. The value of performance awards that are earned may, in the discretion of the Compensation Committee, be paid in the form of cash, shares of Common Stock, or a combination of both.

     RESTRICTED STOCK. Awards of restricted stock or restricted stock units under the Stock Incentive Plan may be made at the discretion of the Compensation Committee. Such awards may consist of (i) shares of Common Stock or (ii) units the value of which is equal to a share of Common Stock. Restricted stock and restricted stock units may be granted to a participant subject to forfeiture and restrictions on transfer. In general, a participant who has been granted restricted stock will from the date of grant have the benefits of ownership in respect of such shares, including the right to vote such shares and to receive dividends and other distributions thereon, subject to the restrictions set forth in the plan and in the instrument evidencing such award. The shares of restricted stock may not be sold, assigned, transferred, pledged, or otherwise encumbered until the restrictions have lapsed. The Compensation Committee has authority to determine the duration of the restricted period and the conditions under which restricted stock and restricted stock units may be forfeited, as well as other terms and conditions of such awards. Restricted stock units may be paid, in the discretion of the Compensation Committee, in cash or shares of Common Stock or a combination of both upon the termination of the applicable restriction period.

     TERM OF PLAN. No award may be granted under the Stock Incentive Plan after December 31, 2004, except for Restoration Options which may continue to be granted as long as options under the Stock Incentive Plan are outstanding.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF OPTION GRANTS AND EXERCISES

     When an optionee exercises a nonqualified stock option, the difference between the option price and higher fair market value of the shares of Common Stock, generally on the date of exercise, will be ordinary income to the optionee and generally will be allowed as a deduction for federal income tax purposes to the employer. Any gain or loss realized by an optionee on disposition of the Common Stock acquired upon exercise of a nonqualified stock option generally will be capital gain or loss to such optionee, long-term or short-term depending on the holding period, and will not result in any additional tax consequences to the employer. The optionee's basis in the shares for determining gain or loss on the disposition will be the fair market value of such shares determined generally at the time of exercise.

     When an optionee exercises an incentive stock option while employed by the Company or a subsidiary or within three months (one year for disability) after termination of employment, no ordinary income will be recognized by the optionee at that time, but the excess (if any) of the fair market value of the shares of Common Stock acquired upon such exercise over the option exercise price will be an adjustment to taxable income for purposes of the federal alternative minimum tax applicable to individuals. If the shares of Common Stock acquired upon exercise of the incentive stock option are not disposed of prior to the expiration of one year after the date of acquisition and two years after the date of the option, the excess (if any) of the sales proceeds over the aggregate option exercise price of such shares will be long-term capital gain, but the employer will not be entitled to any tax deduction with respect to such gain. Generally, if the shares of Common Stock are disposed of prior to the expiration of such periods (a "disqualifying disposition"), the excess of the fair market value of such shares at the time of exercise over the aggregate option exercise price (but not more than the gain on the disposition if the disposition is a transaction on which a loss, if realized, would be recognized) will be ordinary income at the time of such disqualifying disposition (and the employer will generally be entitled to a federal income tax deduction in a like amount). Any gain realized by the optionee as the result of a disqualifying disposition that exceeds the amount treated as ordinary income will be capital in nature, long-term or short-term depending on the holding period. If an incentive stock option is exercised more than three months (one year for disability) after termination of employment, the tax consequences are the same as described above for nonqualified stock options. To date, no incentive stock options have been granted under the Stock Incentive Plan.

     The foregoing discussion summarizes the federal income tax consequences of the grant and exercise of stock options under the Stock Incentive Plan based on current provisions of the Code which are subject to change. This summary does not cover any state or local tax consequences of participation in the Stock Incentive Plan.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE STOCK INCENTIVE AMENDMENT (DESIGNATED AS PROPOSAL 2 ON THE ENCLOSED PROXY CARD) INCREASING THE NUMBER OF SHARES AUTHORIZED FOR ISSUANCE UNDER THE 1994 STOCK INCENTIVE PLAN BY 250,000 FROM 1,350,000 TO 1,600,000.

                                   PROPOSAL 3

                AMENDMENT OF THE COMPANY'S 1994 STOCK OPTION PLAN

                              FOR OUTSIDE DIRECTORS

     The Board of Directors of the Company has adopted, subject to stockholder approval, an amendment (the "Outside Director Plan Amendment") to the Company's 1994 Stock Option Plan for Outside Directors, as amended (the "Outside Director Plan"), increasing the aggregate number of shares issuable under such plan from 200,000 to 400,000 and extending the date until which options may be granted under the Outside Director Plan to December 2008. The Outside Director Plan Amendment reflects the belief of the Board of Directors that increasing the proprietary and vested interest of non-employee directors in the growth and performance of the Company will benefit the Company and its stockholders by more strongly aligning the interests of such directors with those of stockholders.

     Since the inception of the Outside Director Plan, an aggregate of 197,500 options have been granted to non-employee directors, and 20,000 of such options have lapsed. Of those options that have not lapsed, a total of 5,000 options granted under the Outside Director Plan have been exercised. Prior to the adoption of the Outside Director Plan Amendment, there were only 22,500 shares available for issuance under the Outside Director Plan.

     The 172,500 currently outstanding options that have been granted under the Outside Director Plan have exercise prices ranging from $2.44 to $11.125, with a weighted average exercise price of $5.792 per share (including 50,000 to each of Dr. Schiff, Mr. Krause and Ambassador Rabb at a weighted average exercise price of $5.963 per share, and 22,500 to Dr. Malley at a weighted average exercise price of $4.648 per Share). Mr. Morgenstern, Dr. Kuhn and Mr. Eisenberger are not eligible to participate in the Outside Director Plan.

     Set forth below is certain information concerning the Outside Director Plan. A copy of the Outside Director Plan is available upon written request from the Company.

GENERAL

     The Outside Director Plan provides for awards of nonqualified stock options to directors of the Company who are not employees of the Company or its affiliates and who have not, within one year immediately preceding the determination of such director's eligibility, received any award under any other plan of the Company or its affiliates that entitles the participants therein to acquire stock, stock options or stock appreciation rights of the Company or its affiliates ("Eligible Directors"). The options granted under the plan are exercisable in whole or in part at all times during the period beginning on the first anniversary of the date of grant until the earliest of (i) 10 years from the date of grant optionee and (ii) 90 days after the date an optionee ceases to be a director. The exercise price per share of Common Stock is required to be 100% of the fair market value per share on the date the option is granted.

     Pursuant to the terms of the Outside Director Plan, options are granted under the Outside Director Plan as follows: (i) upon first election or appointment to the Board, each newly elected or appointed Eligible Director will be granted an option to purchase 7,500 Shares; and (ii) immediately following each annual meeting of stockholders each Eligible Director, other than an Eligible Director first elected to the Board within the 12 months immediately preceding and including such meeting, will be granted an option to purchase 7,500 Shares as of the date of such meeting.

     The maximum number of shares of Common Stock in respect of which options may be granted under the Outside Director Plan is 200,000 (400,000 if the Outside Director Plan Amendment is approved). Shares of Common Stock subject to awards that are forfeited, terminated, canceled, or settled without the delivery of Common Stock will again be available for awards. Also, shares tendered to the Company in satisfaction or partial satisfaction of the exercise price of any option will increase the number of shares available for awards to the extent permitted by Rule 16b-3 under the Exchange Act. No option may be granted under the Outside Director Plan after December 31, 2008.

     The Outside Director Plan may be amended by the Board, as it shall deem advisable or to conform to any change in any law or regulation applicable thereto, except that the Board may not, without the authorization and approval of stockholders: (i) increase the number of shares of Common Stock which may be purchased pursuant to options, either individually or in the aggregate, (ii) change the requirement that option grants be priced at fair market value, (ii) modify in any respect the class of individuals who constitute Eligible Directors or (iv) materially increase benefits.

     The exercise price of options may be satisfied in cash or, unless otherwise determined by the Board, by exchanging shares of Common Stock owned by the optionee, or by a combination of cash and shares of Common Stock. The ability to pay the option exercise price in shares of Common Stock would enable an optionee to engage in a series of successive stock-for-stock exercises of an option and thereby fully exercise an option with little or no cash investment.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE OUTSIDE DIRECTOR PLAN

     When an optionee exercises an option, the difference between the option price and any higher fair market value of the shares of Common Stock, generally on the date of exercise, will be ordinary income to the optionee and generally will be allowed as a deduction for federal income tax purposes to the Company. Any gain or loss realized by an optionee on disposition of the Common Stock acquired upon exercise of an option generally will be capital gain or loss to such optionee, long-term or short-term depending on the holding period, and will not result in any additional tax consequences to the Company. The optionee's basis in the shares for determining gain or loss on the disposition will generally be the fair market value of such fares determined generally at the time of exercise.

     The foregoing discussion summarizes the federal income tax consequences of the Outside Director Plan based on current provisions of the Code which are subject to change. This summary does not cover any state or local tax consequences of participation in the Outside Director Plan.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR APPROVAL OF THE OUTSIDE DIRECTOR PLAN AMENDMENT (DESIGNATED AS PROPOSAL 3 ON THE ENCLOSED PROXY CARD) INCREASING THE AGGREGATE NUMBER OF SHARES ISSUABLE UNDER THE 1994 STOCK OPTION PLAN FOR OUTSIDE DIRECTORS FROM 200,000 TO 400,000 AND EXTENDING THE DATE UNTIL WHICH OPTIONS MAY BE GRANTED UNDER THE OUTSIDE DIRECTOR PLAN TO DECEMBER 2008.

                   INDEPENDENT PUBLIC ACCOUNTANTS AND AUDITORS

CHANGE IN ACCOUNTANT

     On December 1, 2000, a representative of Deloitte & Touche LLP ("D&T") notified the Company that it did not wish to stand for re-election as the independent accountant for the Company for the 2000 fiscal year audit. Thereafter, the Company retained KPMG LLP ("KPMG") as its independent certified public accountants and auditors.

     D&T audited the Company's financial statements for the years ended December 31, 1998 and December 31, 1999, and provided reviews relating to the Company's quarterly reports on Form 10-Q for the first three quarters of 2000. The reports of D&T on the Company's financial statements for the past two fiscal years did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

     During the two most recent fiscal years and through December 1, 2000, there were no disagreements between the Company and D&T as to any matter of accounting principles or practices, financial statement disclosure, or audit scope or procedure, which disagreement, if not resolved to the satisfaction of D&T, would have caused it to make reference to the subject matter of the disagreement in their reports on the financial statements for such periods within the meaning of
Item 304(a)(1)(iv) of Regulation S-K. During the two most recent fiscal years and through December 1, 2000, no reportable events occurred (as defined in item 304(a)(1)(v) of Regulation S-K).

     KPMG served as the Company's independent certified public accountants and auditors for the year ended December 31, 2000, and has been selected as its auditors for fiscal year 2001. A representative of KPMG has been invited to and is expected to be present at the Annual Meeting. The decision to engage KPMG as the independent accountants of the Company was approved by the Audit Committee of the Company's Board.

AUDIT FEES

     The aggregate fees billed by KPMG and D&T for professional services rendered for the audit of the Company's annual financial statements for the year ended December 31, 2000 and the reviews of the Company's quarterly financial statements for that fiscal year totaled $159,500, and were billed to the Company as follows: $135,500 by KPMG (for services rendered in connection with the annual financial statements as well as services related to the presentation of fiscal information from prior fiscal years in the Company's annual financial statements for the fiscal year ended December 31, 2000); and $24,000 by D&T (for services rendered in connection with the review of the quarterly financial statements for the first three quarters of 2000).

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     The Company did not engage D&T or KPMG to provide systems design and implementation services (as defined in paragraph (c) (4) (ii) of Rule 2-01 of Regulation S-X under the Exchange Act) during the year ended December 31, 2000.

ALL OTHER FEES

     The aggregate fees billed by KPMG for the year ended December 31, 2000 for non-audit services, primarily fees relating to the Company's SEC filings, totaled $69,000.

     The Audit Committee of the Company's Board of Directors has considered whether provision of the services covered under the caption "All Other Fees" above is compatible with maintaining KPMG's independence, and has concluded that the provision of such services was compatible with KPMG's independence as the Company's auditors.

                STOCKHOLDER PROPOSALS FOR THE 2001 ANNUAL MEETING

     Stockholders may present proposals for inclusion in the Company's 2002 proxy statement provided that (in addition to other applicable requirements) such proposals are received by the Company in writing at its principal executive offices no later than February 21, 2002.

     Pursuant to the By-laws of the Company, stockholders who wish to nominate any person for election to the Board of Directors or bring any other business before the 2002 Annual Meeting must generally give notice thereof to the Company at its principal executive offices not less than 60 days nor more than 90 days before the date of the meeting. A copy of the By-laws of the Company is available upon request from the Secretary of the Company, 200 Route 17, Mahwah, New Jersey 07430.

                                  OTHER MATTERS

     The Board of Directors of the Company does not know of any other matters to be presented for action at the Annual Meeting other than those listed in the accompanying Notice of Annual Meeting and described herein. If any other matters not described herein should properly come before the meeting for stockholder action, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in respect thereof in accordance with the Board of Directors' recommendations.

                                  ANNUAL REPORT

     A copy of the Company's Annual Report, covering the fiscal year ended December 31, 2000, including audited financial statements is enclosed with this Proxy Statement. Such report is not incorporated in this Proxy Statement and is not a part of the proxy soliciting material.

                             SOLICITATION OF PROXIES

     The cost of soliciting proxies for the Annual Meeting will be borne by the Company. In addition to use of the mails, proxies may be solicited by personal interview, telephone, telex or facsimile. The Company will, upon request and in accordance with applicable regulation, reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to the beneficial owners of stock.

                                       BY ORDER OF THE BOARD OF DIRECTORS,

                                       SHELDON KRAUSE
                                       SECRETARY

May 25, 2001
Mahwah, New Jersey

                                   APPENDIX A


                          DATA SYSTEMS & SOFTWARE INC.

                                     CHARTER
                                     OF THE
                    AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

PURPOSE

The primary purpose of the Audit Committee (the "Committee") is to assist the Board of Directors (the "Board") in fulfilling its responsibility to oversee management's conduct of the Company's financial reporting process, including by overviewing the financial reports and other financial information provided by the Company to any governmental or regulatory body, the public or other users thereof, the Company's systems of internal accounting and financial controls, and the annual independent audit of the Company's financial statements.

In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company and the power to retain outside counsel, auditors or other experts for this purpose. The Board and the Committee are in place to represent the Company's shareholders; accordingly, the outside auditor is ultimately accountable to the Board and the Committee.

The Committee shall review the adequacy of this Charter on an annual basis.

MEMBERSHIP

The Committee shall be comprised of not less than three members of the Board, and the Committee's composition will meet the requirements of the Audit Committee Policy of the Nasdaq Stock Market, Inc.

Accordingly, all of the members will be directors:

1. Who have no relationship to the Company that may interfere with the exercise of their independence from management and the Company; PROVIDED, HOWEVER, that Sheldon Krause may continue to serve on the Committee until June 14, 2001; and

2. Who are financially literate or who become financially literate within a reasonable period of time after appointment to the Committee. In addition, at least one member of the Committee will have accounting or related financial management expertise.

KEY RESPONSIBILITIES

The Committee's job is one of oversight and it recognizes that the Company's management is responsible for preparing the Company's financial statements and that the outside auditors are responsible for auditing those financial statements. Additionally, the Committee recognizes that financial management, as well as the outside auditors, have more time, knowledge and more detailed information on the Company than do Committee members; consequently, in carrying out its oversight responsibilities, the Committee is not providing any expert or special assurance as to the Company's financial statements or any professional certification as to the outside auditor's work.

The following functions shall be the common recurring activities of the Committee in carrying out its oversight function. These functions are set forth as a guide with the understanding that the Committee may diverge from this guide as appropriate given the circumstances.

o The Committee shall review with management and the outside auditors the audited financial statements to be included in the Company's Annual Report on Form 10-K (or the Annual Report to Shareholders if distributed prior to the filing of Form 10-K) and review and consider with the outside auditors the matters required to be discussed by Statement of Auditing Standards ("SAS") No. 61.

o As a whole, or through the Committee chair, the Committee shall review with the outside auditors the Company's interim financial results to be included in the Company's quarterly reports to be filed with Securities and Exchange Commission and the matters required to be discussed by SAS No. 61; if possible, this review should occur prior to the Company's filing of the Form 10-Q.

o The Committee shall discuss with management and the outside auditors the quality and adequacy of the Company's internal controls.

o    The Committee shall:

     o request from the outside auditors annually, a formal written statement delineating all relationships between the auditor and the Company consistent with Independence Standards Board Standard Number 1;

     o discuss with the outside auditors any such disclosed relationships and their impact on the outside auditor's independence; and

     o recommend that the Board take appropriate action to oversee the independence of the outside auditor.

The Committee, subject to any action that may be taken by the full Board, shall have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the outside auditor.

                          DATA SYSTEMS & SOFTWARE INC.

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints George Morgenstern, Robert L. Kuhn and Sheldon Krause, and each of them, with full power of substitution, as proxies, to vote at the Annual Meeting of Stockholders of Data Systems & Software Inc. to be held at The Courtyard by Marriott, 140 Route 17 South, Mahwah, New Jersey, on Thursday, June 21, 2001, at 9:30 a.m., and any adjournments and postponements thereof, hereby revoking all proxies heretofore given, to vote all shares of Common Stock of the Company held or owned by the undersigned as directed on the reverse, and, in their discretion, upon such other matters as may properly be brought before the meeting. The proxy revokes all prior proxies given by the undersigned.

                         (To be Signed on Reverse Side)

                        Please date, sign and mail your
                      proxy card back as soon as possible!

                         Annual Meeting of Stockholders
                          DATA SYSTEMS & SOFTWARE INC.

                                 June 21, 2001

              / Please Detach and Mail in the Envelope Provided /

/X/  Please mark your
     vote as in this example

1.   Elections of      FOR      WITHHELD            Nominees: George Morgenstern
     Directors         / /        / /                         Robert L. Kuhn
                                                              Samuel Fogel
For, except vote withheld from the                            Harvey Eisenberger
following nominee(s):                                         Sheldon Krause
                                                              Susan L. Malley
----------------------------------                            Maxwell M. Rabb
                                                              Allen I. Schiff

2.   Approval of Amendment of 1994 Stock Incentive Plan.

3.   Approval of Amendment of 1994 Stock Option Plan for Outside Directors.

4.   Act upon such other matters as may come before the meeting.

This proxy, when properly executed, will be voted as directed herein by the undersigned stockholder. If no direction is indicated, the proxy will be voted for the election of the directors indicated and for approval of the proposals presented.